CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in Registration Statement No. 33-8506 on Form S-8 effective September 25, 1986 in Registration Statement No. 33-25931 on Form S-8 effective December 28, 1988 in Registration Statement No. 33-29493 on Form S-8 as amended by Post-Effective Amendment No. 1 effective December 22, 1989; in Registration Statement No. 33-32783 on Form S-8 effective January 11, 1990; in Registration Statement No. 2-72249 on Form S-3 as amended by Post-Effective Amendment No. 3 to Form S-16 effective
January 17, 1990; in Post-Effective Amendment No. 2 to Registration Statement No. 33-6880 on Form S-8 effective April 9, 1990; in Registration Statement No. 33-32783 on
Form S-8 as amended by Post-Effective Amendment No. I effective April 9, 1990; in Registration Statement No. 33-47680 on Form S-8 effective May 5, 1992 in Registration Statement 2-72249 on Form S-3 as amended by Post-Effective Amendment No. 4 to Form S-16 effective April 7, 1994; in Registration Statement No. 33-80800 on Form S-8 effective June 28, 1994; in Registration Statement No. 33-29493 on
Form S-8 as amended by Post-Effective Amendment No. 2 effective September 27, 1994; in Registration Statement No. 33-62671 on Form S-8 effective September 15, 1995; in Registration Statement No. 33-62669 on Form S-8 effective September 15, 1995; and in Registration Statement No. 333-26197 on Form S-8 effective April 30, 1997 by Irwin
Financial Corporation of our report, dated January 21, 1998 on our audits of the consolidated financial statements and financial statement schedule of Irwin Financial Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.



/s/ Coopers & Lybrand L.L.P.


Indianapolis, Indiana
March 26, 1998